UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

OPENTABLE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2011, OpenTable, Inc. (“OpenTable” or the “Company”) publicly disseminated a press release announcing financial results for the second quarter ended June 30, 2011.

The foregoing description is qualified in its entirety by reference to the Company’s press release, dated August 2, 2011, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 1, 2011, Matthew Roberts tendered his resignation as the Company’s Chief Financial Officer, such resignation to be effective August 23, 2011.  Mr. Roberts will continue to serve as President and Chief Executive Officer.

(c)           On August 1, 2011, the Board of Directors appointed Duncan Robertson as Chief Financial Officer, effective August 23, 2011.

Mr. Robertson, age 44, has served as Chief Financial Officer of SnapStick, Inc., a mobile application software company, since May 2010.  Prior to SnapStick, Mr. Robertson served as Chief Financial Officer of Aricent Inc., a technology services company, from June 2005 to June 2009, and as Vice President Finance and Investor Relations at Flextronics, Inc., an electronics manufacturing services provider, from October 2001 to June 2005.  Mr. Robertson is a Chartered Accountant and has a Bachelor of Commerce degree from the University of Cape Town and a Master of Business Administration degree from the University of Chicago Booth School of Business.

Pursuant to the terms of an offer letter agreement, dated August 1, 2011, by and between the Company and Mr. Robertson, effective August 23, 2011, Mr. Robertson will receive an annual base salary of $300,000 and an annual performance bonus opportunity targeted at $150,000 to be earned based on the achievement of annual performance targets to be established by the Board of Directors or the Compensation Committee.  If the Board of Directors and the Compensation Committee fail to establish annual performance targets, the performance bonus will be earned based on Mr. Robertson’s and the Company’s overall performance as determined by the Board of Directors or the Compensation Committee.  In addition, on each monthly anniversary of Mr. Robertson’s start date commencing September 23, 2011 and ending August 23, 2013, subject to his continued employment, he will be granted a fully vested option having a Black-Scholes value of $45,833.

If Mr. Robertson’s employment by the Company is terminated by the Company without cause or Mr. Robertson experiences a constructive termination, in each case, within the twelve months following a change in control of the Company, he will receive the following severance benefits: (1) six months’ base salary; (2) up to six months’ COBRA coverage; and (3) an amount equal to $275,000 which may be paid in cash or, in the case of (3), through the issuance of publicly traded common stock, as determined by the Company.  Mr. Robertson must timely execute and fail to revoke a release of all claims against the Company in order to be eligible for any severance benefits.

The foregoing description of Mr. Robertson’s offer letter agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

A copy of the press release announcing the above management changes is attached hereto as Exhibit 99.3 and incorporated herein by reference.

(e)           The description of Mr. Robertson’s offer letter agreement set forth under Item 5.02(c) above is hereby incorporated into this Item 5.02(e), which description is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 8.01.  Other Events.

On August 2, 2011, the Company issued a press release announcing the changes in management structure.  A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated August 2, 2011 — OpenTable, Inc. Announces Second Quarter Financial Results.

99.2	Offer Letter Agreement, dated August 1, 2011, by and between OpenTable, Inc. and Duncan Robertson.

99.3	Press Release dated August 2, 2011 — OpenTable Names Duncan Robertson Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2011	OPENTABLE, INC.

	By:	/s/ Matthew Roberts
Matthew Roberts
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 2, 2011 — OpenTable, Inc. Announces Second Quarter Financial Results.

99.2	Offer Letter Agreement, dated August 1, 2011, by and between OpenTable, Inc. and Duncan Robertson.

99.3	Press Release dated August 2, 2011 — OpenTable Names Duncan Robertson Chief Financial Officer.